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                                                                     Exhibit 4.5

                          REGISTRATION RIGHTS AGREEMENT


       Registration Rights Agreement (the "Agreement"), dated as of ______ __, 1995, by and among Hawthorne Financial Corporation (the "Company"), a Delaware corporation, and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").


                                   WITNESSETH:


       WHEREAS, the Company and each of the Investors have entered into a Unit Purchase Agreement, dated as of October 10, 1995, providing for the purchase by the Investors of units consisting of the Company's Senior Notes due 2000 (the "Senior Notes"), the Company's Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") and the Company's Warrants (the "Warrants") entitling the holders thereof to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), subject to the terms and conditions set forth therein; and

       WHEREAS, Common Stock may be issued to the Investors pursuant to the sinking fund provisions of the Senior Notes and the dividend provisions of the Series A Preferred Stock; and

       WHEREAS, the Company desires to provide the Investors with certain registration rights with respect to the Warrants, the shares of Common Stock issuable upon exercise of the Warrants and shares of Common Stock which may be issued pursuant to the terms of the Senior Notes and the Series A Preferred Stock;

       NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Investors agree as follows:

       SECTION 1. DEFINITIONS.

       As used in this Agreement, the following terms shall have the following meanings:

              (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.


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              (b) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

              (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

              (d) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

              (e) "Demand Registration" shall have the meaning set forth in
       Section 3(a).

              (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (g) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

              (h) "Initiating Holders" shall mean any Holder or Holders of at least 10% of the Registrable Securities then outstanding.

              (i) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

              (j) "Registrable Securities" shall mean (i) the Warrants, (ii) any and all shares of Common Stock issued or issuable upon exercise of the Warrants, (iii) Common Stock issued pursuant to Section 6(b) of the Senior Notes, (iv) Common Stock issued pursuant to Section 2(b) of the Certificate of Designations and Preferences relating to the Series A Preferred Stock and (v) any shares of the capital stock (or rights to receive capital stock of the Company) issued in respect of the securities described in clauses (i)-(iv) of this definition by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to any of the securities included in clauses (i)-(iv) of this definition. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker or dealer or underwriter or (ii) sold in a transaction exempt


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from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, if in any such case all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

              (k) "Registration Statement" shall mean any registration statement filed with the Commission pursuant to Sections 2, 3, 4 or 5 of this Agreement.

              (l) "Required Registration" shall have the meaning set forth in
       Section 3 of this Agreement.

              (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

              (n) "Senior Notes" shall mean the Senior Notes due 2002 of the Company issued by the Company pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

              (o) "Series A Preferred Stock" shall mean the shares of Cumulative Preferred Stock, Series A, of the Company issued pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

              (p) "Underwritten Offering" shall mean a bona fide underwritten public offering pursuant to a Registration Statement.

              (q) "Unit Purchase Agreement" shall mean the Unit Purchase Agreement, dated as of October 10, 1995, among the Company and the Investors, as amended, supplemented or otherwise modified from time to time.

              (r) "Warrants" shall mean the Warrants of the Company issued by the Company pursuant to the Unit Purchase Agreement, as amended, supplemented or otherwise modified from time to time.

              SECTION 2. RESTRICTIONS ON TRANSFERABILITY.

       The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to (i) the provisions of the Securities Act and the rules and regulations promulgated thereunder and (ii) the applicable requirements of Section 3.2 of the Unit Purchase Agreement.

              SECTION 3. REQUIRED REGISTRATION.


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       The Company hereby agrees to register under the Securities Act and applicable state securities or blue sky laws the shares of Common Stock issuable upon exercise of the Warrants within sixty (60) days prior to the time that the Warrants become exercisable in accordance with their terms and to keep such Registration Statement current under the Securities Act and applicable state securities or blue sky laws until such time as all Warrants have been exercised or the Warrants expire in accordance with their terms (the "Required Registration"). The terms and procedures for the Required Registration shall be as set forth in Sections 7, 8 and 9 of this Agreement.

       SECTION 4. DEMAND REGISTRATION RIGHTS.

       (a) At any time after the Warrants become exercisable in accordance with their terms, and upon thirty (30) days' prior written notice to the Company, Initiating Holders may make written requests for a total, in the aggregate, of not more than three registrations under the Securities Act for at least 10% of the Registrable Securities then outstanding which are not then subject to an effective Registration Statement (each a "Demand Registration"). The Company will use its best efforts to effect each Demand Registration as soon as practicable after the expiration of such thirty (30) days, provided that the Company shall not be required to effect more than one Demand Registration for Initiating Holders in any twelve (12) month period, and further provided that the Company shall not be obligated to file a registration statement relating to any Demand Registration under this Section 4(a) if counsel to the Company renders an opinion, in form and substance reasonably satisfactory to the Initiating Holders requesting such Demand Registration, to the effect that registration is not required for the proposed transfer of Registrable Securities or if either (i) the proposed transfer of Registrable Securities is the subject of an effective Registration Statement which is current under the Securities Act or (ii) a post-effective amendment to an existing registration statement would be sufficient for such proposed transfer. Each request for a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold by the Initiating Holders requesting the Demand Registration and will also specify the intended method of disposition thereof. Upon receipt of a request for a Demand Registration, the Company shall give prompt written notice to all other Holders of the proposed registration and of such Holders' rights to include Registrable Securities in such registration, and each such Holder shall within ten (10) days after the receipt of any such notice notify the Company in writing of the number of shares of Registrable Securities it proposes to include in such registration. Unless the Initiating Holders requesting the Demand Registration shall consent in writing, no other party, including the Company (but excluding another Holder), shall be permitted to offer securities under any such Demand Registration. The Company may delay filing the registration statement relating to any Demand


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Registration under this Section 4(a) for not more than 90 days if (i) the
Company has filed, or has taken substantial steps toward filing, a registration statement relating to the sale of any of the Company's securities (the "Company Securities") in an Underwritten Offering and the managing underwriter is of the opinion that the filing of a registration statement with respect to the Demand Registration would adversely affect the offering by the Company of Company Securities, or (ii) the Board of Directors of the Company determines in good faith, by resolution, that the filing of a registration statement would, if not so deferred, materially and adversely affect a then proposed or pending financial project, acquisition, merger or corporate reorganization.

       (b) A registration will not count as a Demand Registration unless and until it has become effective.

       (c) If the Initiating Holders who have requested a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, if the managing underwriter or underwriters of such offering advises the Company and such Initiating Holders in writing that in their reasonable opinion the aggregate amount of Registrable Securities requested to be included in such offering is more than can be sold without materially and adversely affecting the success of such offering, the Company will include in such registration only such aggregate amount of Registrable Securities which in the reasonable opinion of such managing underwriter or underwriters can be sold without any such material adverse effect, and such securities shall be allocated among the holders of Registrable Securities pro rata based on the number of Registrable Securities requested to be included in such registration by Holders.

       (d) If any Demand Registration is in the form of an Underwritten Offering, the Initiating Holders requesting such Demand Registration will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

       SECTION 5. PIGGYBACK REGISTRATION RIGHTS.

       (a) If at any time or from time to time after the Warrants become exercisable in accordance with their terms, the Company shall determine to register any of its securities, for its own account or the account of any of its stockholders, other than a registration on Form S-4 or Form S-8 or any successor or similar forms thereto, the Company will: (i) give to each Holder written notice thereof as soon as practicable prior to filing the Registration Statement; and (ii) include in such registration and in any underwriting involved therein, all the Registrable


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Securities specified in a written request or requests, made within fifteen (15)
days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in paragraph (b) below, provided that if, at any time after giving such notice the Company shall determine for any reason or for no reason not to register or to delay registration of the securities of the Company which were to be included in the Registration Statement, the Company may, at its election, give written notice of such determination to each Holder desiring to include Registrable Securities in such Registration Statement, and, thereupon, (i) in the case of determination not to register, shall be relieved of its obligation to register any of such Holders' Registrable Securities in connection with such registration (but not from its obligations to pay expenses incurred in connection therewith, limited as set forth in Section 7), and (ii) in the case of a delay in registering, shall be permitted to delay registering all Holders' Registrable Securities for the same period as the delay in registering such other securities. The Company will pay the expenses in connection with each registration pursuant to this Section 5, to the extent provided in Section 7.

       (b) In the case where the Company is registering securities for the purpose of an Underwritten Offering, if the managing underwriter of the offering advises the Company and each Holder desiring to include Registrable Securities in such Registration Statement in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the success of such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering securities determined as follows:

              First, the securities proposed by the Company to be sold for its own account; and

              Second, allocated among the Holders desiring to include Registrable Securities in such Registration Statement pro rata based on the number of Registrable Securities to be included in such registration by such Holders.

              SECTION 6. UNDERWRITTEN OFFERINGS.

       (a) The Company agrees that if at any time it proposes to register any of its securities under the Securities Act as contemplated by Section 5 and such securities are to be distributed by or through one or more underwriters, the Company will, subject to the provisions of Section 5(b), if requested by any Holder desiring to include Registrable Securities in such Registration Statement, arrange for such underwriters to include the shares to be offered and sold by such holder among the securities to be


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distributed by such underwriters, and each such Holder agrees that all securities shall be distributed and sold through such underwriters. The selection of the underwriter or underwriters shall be made by the Company, in its sole discretion, from amongst underwriting firms of national reputation. The Holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders.

       (b) No Holder may participate in any underwritten registration under Sections 4 and 5 unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement (and the prospectus included therein); provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

       (c)(i) Each Holder, whether or not such Holder participates in an underwritten registration, agrees, if so required by the managing underwriter, not to effect any public sale or distribution of such Holder's Registrable Securities or sales of such shares pursuant to Rule 144, during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 or 5 has become effective or, if the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such Holder of such advice, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

              (ii) The Company agrees, if so required by the managing underwriter, (x) not to effect any public sale or distribution of its equity securities or securities convertible into or


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       exchangeable or exercisable for any of such securities during the seven days prior to and the ninety (90) days after any firm commitment underwritten registration pursuant to Section 4 or 5 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 and Form S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company at any time after the date hereof (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such underwritten registration in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such underwritten registration but in no event longer than one hundred twenty (120) days, except as part of such underwritten registration.

       SECTION 7. REGISTRATION EXPENSES.

       The Company will pay all reasonable registration expenses in connection with any registration pursuant to Section 2, 3 or 4 of this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and of all independent public accountants of the Company (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with the Required Registration or the exercise of rights pursuant to
Section 3 or 4, except that the following expenses shall not be borne by the
Company:

              (a) underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold by the Company) and cost of liability insurance (except to the extent carried by the Company on its own behalf); and

              (b) the cost of any special audit required by the Securities Act or the rules and regulations of the Commission thereunder as a result of the Company's obligation to maintain a Registration Statement current for more than 90 days pursuant to Section 8, which costs shall be prorated among the holders of Registrable Securities according to the number of


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       shares of Registrable Securities so covered by such Registration
       Statement during such extended period.

       SECTION 8. REGISTRATION PROCEDURES.

       Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Sections 2, 3 and 4, the Company agrees it will as expeditiously as possible, subject to the terms and conditions of such sections (including without limitation the Company's right to terminate or delay a registration pursuant to Sections 3 or 4):

              (a) prepare the file with the Commission and requisite Registration Statement to effect such registration, use its best efforts to cause such Registration Statement to become effective and promptly notify each holder of securities covered by such Registration Statement and any managing underwriter of the effectiveness thereof;

              (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, notify each holder of securities covered by such Registration Statement and any managing underwriter as promptly as practicable of any request by the Commission for amendments or supplements to such Registration Statement or related prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but for no longer than 90 days subsequent to the effective date of such registration; provided that if less than all the securities covered by the Registration Statement are withdrawn from registration after the expiration of such period, the securities so withdrawn shall be allocated pro rata among the holders thereof on the basis of the respective numbers of Registrable Securities held by them included in such registration;

              (c) Furnish to each seller of shares covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other


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       documents as such seller or such holder may reasonably request;

              (d) use its best efforts to register or qualify all shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this section (d) be obligated to be so qualified, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

              (e) use its best efforts to cause all shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

              (f) enter into customary agreements (including, in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement, and, in the case of an Underwritten Offering, make representations and warranties to the holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

              (g) make available for inspection during normal business hours by a representative of the holders of Registrable Securities covered by such Registration Statement and any managing underwriter, and any attorney or accountant retained by such holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by such representative, managing underwriter, attorney or accountant in connection with such Registration Statement;


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              (h) use its best efforts to furnish to each holder of Registrable
       Securities covered by such Registration Statement a signed counterpart, addressed to such holder (and, in the case of an Underwritten Offering by the Company, the underwriters), of

                     (i) an opinion of counsel for the Company, dated the
              effective date of such Registration Statement (and, in case of an Underwritten Offering by the Company, dated the date of each closing under the underwriting agreement), reasonably satisfactory in form and substance to such holder, and

                     (ii) a "comfort" letter, dated the effective date of such
              Registration Statement (and, in the case of an Underwritten Offering, dated the date of each closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holder (or the underwriters) may reasonably request;

              (i) immediately notify each holder of Registrable Securities covered by such Registration Statement and any managing underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;


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              (j) notify each holder of Registrable Securities covered by such
       Registration Statement and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;

              (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Registration Statement or prospectus or amendment or supplement to such Registration Statement or prospectus to which any such selling Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

              (l) provide a transfer agent and registrar for all shares covered by such Registration Statement not later than the effective date of such Registration Statement; and

              (m) use its best efforts to list all shares of Common Stock covered by such Registration Statement on any securities exchange or national market system on which the Common Stock is then listed.

       The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

       Each holder of Registrable Securities covered by any Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 8, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such


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Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this Section 8 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such holder shall give any such notice, the period referred to in paragraph (b) of this Section 8 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to paragraph (i) of this Section 8 to and including the date when each seller of any securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (i) of this Section 8.

       SECTION 9. INDEMNIFICATION.

       (a) In the event of any registration of any Holder's Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each such Holder (a "Selling Holder"), its directors, each underwriter and each controlling Person of any Selling Holder, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including attorneys' fees and costs, to which such holder, underwriter or controlling Person may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any summary prospectus issued in connection with any securities being registered, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse each such Selling Holder, its directors, underwriter or controlling Person for any


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legal or other expenses reasonably incurred by such selling Holder, its directors, underwriter or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Selling Holder, its directors, underwriter or controlling Person in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, Selling Document, Amended Selling Document, or any other document, in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder, its directors, underwriter or controlling Person, respectively, specifically for use therein; and provided further that the Company shall not be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Selling Holder, underwriter or controlling Person sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Selling Holder, underwriter or controlling Person and if the misstatement or omission or alleged misstatement or omission was corrected in the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, its directors, underwriter or controlling Person.

       (b) In the event of any registration of any of the Company's securities or any Registrable Securities under the Securities Act, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, its directors, such Selling Holder, underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder.

       (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parities, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

       (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph
(a) or (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission so to notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

       SECTION 10. TERMINATION OF RIGHTS.

       All rights of any particular Holder under this Agreement shall terminate at 5:00 p.m., Pacific Time, on the date ten (10) years after the date of this Agreement, provided that the provisions of Section 9 hereof shall survive any termination of this Agreement.

       SECTION 11. CALCULATION OF SHARES.

       For purposes of calculating the number of Registrable Securities held by a Holder (including without limitation pursuant to Sections 4(c) and 5(b) hereof), a Warrant shall be deemed to count as the number of shares of Common Stock which may be acquired upon exercise thereof.

       SECTION 12. MISCELLANEOUS.

       (a) GOVERNING LAW. This Agreement shall be governed by and construed under the internal substantive laws of the State of California.

       (b) SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company hereunder may not be assigned by it without the prior written consent of the Investors.

       (c) ENTIRE AGREEMENT. This Agreement, the Unit Purchase Agreement and the Related Agreements (as defined in the Unit Purchase Agreement) constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       (d) SEPARABILITY. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       (e) AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of not less than two thirds of the

Registrable Securities; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the holders of which are required to consent to any waiver or supplemental agreement without the consent of the holders of all outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

       (f) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder or any subsequent holder of any Registrable Securities upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders under this Agreement shall be cumulative and not alternative.

       (g) NOTICES, ETC. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

              (i) if to any Holder, initially at the address set forth below its name on Exhibit A to the Unit Purchase Agreement, and thereafter at such other address, notice of which is given in accordance with this Section 12(g); and

              (ii) if to the Company, initially at 2381 Rosecrans Avenue, El Segundo, California 90245, Attention: President, and thereafter at such other address notice of which is given in accordance with this Section 12(g).

       All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

       (h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        HAWTHORNE FINANCIAL CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:  Scott A. Braly
                                             Title:  Chief Executive Officer


                                        [NAME OF INVESTOR]



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        [NAME OF INVESTOR]



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        [NAME OF INVESTOR]



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        [NAME OF INVESTOR]



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        [NAME OF INVESTOR]



                                        By: